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                                    Form 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):

                                  June 22, 2000

                         CITIZENS & NORTHERN CORPORATION
             (Exact name of registrant as specified in its charter)

        Pennsylvania                    000-16084               23-2451943
----------------------------    ------------------------       -------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
      of incorporation)                                     Identification No.)

              90-92 Main Street                             16901
            Wellsboro, PA 16901                           ----------
  ----------------------------------------                (Zip Code)
  (Address of principal executive offices)

Registrant's telephone number, including area code:  (570) 724-3411

                                       N/A
                                       ---
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         This current report on Form 8-K, including the investor materials, contains forward-looking statements that involve risk and uncertainty. It should be noted that a variety of factors could cause the company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the combined company's forward-looking statements.

         The risks and uncertainties that may affect the operations, performance, development, growth projections and results of the combined company's business include, but are not limited to, the growth of the economy, interest rate movements, timely development by the combined company of technology enhancements for its products and operating systems, the impact of competitive products, services and pricing, customer business requirements, Congressional legislation, acquisition cost savings and revenue enhancements and similar matters. Readers of this report are cautioned not to place undue reliance on forward-looking statements which are subject to influence by the named risk factors and unanticipated future events. Actual results, accordingly, may differ materially from management expectation.

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         On June 22, 2000, Citizens & Northern Corporation ("Citizens") and
Peoples Ltd. ("Peoples") announced the signing of a definitive agreement to merge (the "Merger").

         On June 23, 2000, Citizens and Peoples entered into a stock option agreement granting Citizens the option to purchase up to 19.9% of Peoples.

         Under the terms of the Merger, Peoples stockholders will receive 2.5 (the "Exchange Ratio") shares of Citizens common stock for each Peoples share owned as of the effective time of the Merger. The Merger will be a tax-free exchange of common stock and will be accounted for as a "pooling of interests." The Merger has been approved unanimously by the Board of Directors of each of Citizens and Peoples. The Merger is subject to approval by the stockholders of Peoples and is subject to certain regulatory approvals.

         The Board of Directors of Citizens & Northern Bank will include two current members of the Peoples State Bank of Wyalusing, Pa. board. Peoples will also gain two board seats on the Citizens Board of Directors.

Item 7   Exhibits

2.1 Agreement and Plan of Merger dated June 22, 2000 by and between Citizens and Peoples.

2.2 Stock Option Agreement dated June 23, 2000 by and between Citizens and Peoples.

99.1     Text of Press Release, dated June 22, 2000, issued by Citizens and
         Peoples.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

                                     CITIZENS & NORTHERN CORPORATION


                                     By: /s/ Craig G. Litchfield
                                         ---------------------------------------
                                         Name: Craig G. Litchfield
                                         Title:  Chairman, President and
                                                  Chief Executive Officer

Date:  June 26, 2000